SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2008

CrowdGather, Inc.
(Exact name of registrant as specified in Charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of Principal Executive Offices)

(818) 435-2472
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On July 23, 2008, CrowdGather, Inc. (“Registrant”) closed a Website and Domain Name Acquisition Agreement (“Agreement”) with Peter Davis to acquire certain websites and domain names in exchange for $25,000 in cash and 18,000 shares of common stock.  The purchase included software, data and programming code, user lists, databases, domain names and name registrations, goodwill, and the rights to enforce future infringement.  The websites include: zealot.com, the-gauge.com, cardmodels.net, rcdrifter.com, and rcwebboard.com.   The Agreement is attached hereto as exhibit 10.1.  This brief description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the agreement as attached.

Item 3.02 Unregistered Sales of Equity Securities.

On July 23, 2008, the Registrant issued 18,000 shares of its common stock to Peter Davis pursuant to the terms of the Agreement. The shares were issued in a transaction which the Registrant believes satisfies the conditions for the exemption from registration requirements of the Securities Act of 1933 (“Act”), which exemption is specified by the provisions of Section 4(2) of that Act.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 22, 2008, the Registrant adopted its Code of Conduct and Ethics (“Code of Ethics”) to promote honest and ethical conduct, proper disclosure of financial information and compliance with applicable laws, rules and regulations by all the of the Registrant’s employees and members of the board of directors.   The Registrant’s Board of Directors will assess compliance with the Code of Ethics, which is attached hereto as Exhibit 14 and is hereby incorporated herein by reference.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit

10.1	Website and Domain Name Acquisition Agreement by and between CrowdGather, Inc. and Peter Davis
14	Code of Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

Date: July 23, 2008	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer